UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 5, 2019

CVD EQUIPMENT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

New York	1-16525	11-2621692
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

355 South Technology Drive Central Islip, New York	11722
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (631) 981-7081

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock	CVV	Nasdaq Capital Market

Item 1.01	Entry into a Material Definitive Agreement

As previously disclosed by CVD Equipment Corporation (the “Company) on its Current report on Form 8-K, filed with the Securities and Exchange Commission on December 6, 2017, 555 N Research Corporation (“555 Research”), a wholly-owned subsidiary of the Company, and HSBC Bank USA, N.A. (“HSBC”) entered into that certain Note, dated November 30, 2017 (the “555 Note”), which was secured by a certain Fee and Leasehold Mortgage and Security Agreement, dated November 30, 2017 (the “555 Mortgage”). The Company agreed to guaranty 555 Research’s obligations under the 555 Note and 555 Mortgage pursuant to that certain Unlimited Guaranty, dated November 30, 2017 (the “Guaranty”, and together with the 555 Note and 555 Mortgage, the “555 Loan Documents”).

On August 5, 2019, 555 Research and HSBC entered into a Mortgage Modification Agreement (the “Mortgage Amendment”). The Mortgage Amendment amended the 555 Mortgage by removing the Fixed Charge Coverage Ratio (as such term is defined in the 555 Mortgage) and replacing the Fixed Charge Coverage Ratio covenant with a liquidity covenant providing that the Company and its consolidated subsidiaries shall own and maintain minimum Liquid Assets (as defined in the 555 Mortgage) of (i) at least $3,000,000 at all times for the balance of the calendar year ending December 31, 2019, (ii) $3,250,000 as of March 31, 2020, (iii) $3,500,000 as of September 30, 2020, (iv) $3,750,000 as of March 31, 2021, (v) $4,000,000 as of September 30, 2021, and (vi) $4,000,000 as of each quarter end thereafter.

In connection with the Mortgage Amendment, on August 5, 2019, the Company and HSBC entered into a Reaffirmation of Unlimited Continuing Guaranty (the “Guaranty Reaffirmation”). The Guaranty Reaffirmation reaffirmed and ratified all the terms, conditions, representations and covenants contained in the Guaranty.

In connection with the Mortgage Amendment, on August 5, 2019, FAE HOLDINGS 411519R, LLC (“FAE Holdings”), a wholly-owned subsidiary of the Company, entered into a Note Modification Agreement with HSBC (the “Note Modification”). The Note Modification amended the Amended and Restated Mortgage Note, dated as of March 15, 2012, made by FAE Holdings in favor of HSBC (the “FAE Note”) by adding a new provision to the FAE Note to provide that an event of default under the 555 Loan Documents by 555 Research would constitute an event of default under the FAE Note.

The foregoing is a summary only of the material terms of the Mortgage Amendment, Guaranty Reaffirmation, and Note Modification, and is qualified in its entirety by reference to the full text of the Mortgage Amendment, Guaranty Reaffirmation, and Note Modification, copies of which are filed as Exhibits 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Mortgage Modification Agreement, dated as of August 5, 2019, by and between 555 N Research Corporation and HSBC Bank USA, National Association
10.2	Reaffirmation of Unlimited Continuing Guaranty, dated as of August 5, 2019, by and between CVD Equipment Corporation and HSBC Bank USA, National Association
10.3	Note Modification Agreement, dated as of August 5, 2019, by and between FAE Holdings 411519R and HSBC Bank USA, National Association

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  August 5, 2019

CVD EQUIPMENT CORPORATION

By:	/s/ Thomas McNeill
Name:	Thomas McNeill
Title:	Chief Financial Officer